Exhibit T3A.2.19

ARTICLES OF INCORPORATION

OF

K & B SERVICES, INCORPORATED

UNITED STATES OF AMERICA
STATE OF LOUISIANA

PARISH OF ORLEANS

CITY OF NEW ORLEANS

BE IT KNOWN, that on this 14th day of the month of October in the year one thousand nine hundred and ninety-two,

BEFORE ME, Brian Leftwich, Notary Public, duly commissioned, sworn and qualified, in and for the City and Parish aforesaid, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

K & B, INCORPORATED,

a corporation organized under the laws of the State of Louisiana, and domiciled in the City of New Orleans, Louisiana, hereunto represented by and appearing through its President, James J. LeBlanc, which declared that, availing itself of the laws of the State of Louisiana, in such cases made and provided, more particularly the provisions of the Business Corporation Law of Louisiana (Chapter I of Title 12 of the Revised Statutes of 1950), it does, by these presents, form a corporation, for the objects and purposes and under the articles and stipulations following, to-wit:

ARTICLE 1

NAME

The name of the corporation is: K & B SERVICES, INCORPORATED.

ARTICLE 2

OBJECTS AND PURPOSES

The corporation’s purpose is to engage in any lawful activity for which corporations may be formed under the Business corporation Law of Louisiana.

ARTICLE 3

DURATION

The duration of the corporation is perpetual.

ARTICLE 4

AUTHORIZED SHARES, ETC.

A.            The total authorized number of shares of this corporation is One Thousand (1,000) shares, without nominal or par value, all of one class.

B.            In payment of any of its shares of stock as authorized by these articles, this corporation may receive cash and/or other property, corporeal or incorporeal, and/or services actually rendered to this corporation, as may be determined from time to time by the Board of Directors. The authority to determine the character and value of all such consideration is hereby conferred on the Board of Directors. Any and all shares for which the consideration, determined pursuant to the foregoing provisions, has been paid, delivered and/or rendered to the corporation shall be fully paid stock, and shall be wholly non-assessable.

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C.            By a vote of a majority of the members of the Board of Directors of the corporation, the capital stock of this corporation may be reduced by purchase and/or redemption of said shares from the stockholders, or by cancellation of those shares which may, from time to time, be held as treasury stock. The consideration for such purchase and/or redemption shall be determined by a majority of the members of the Board of Directors. Such purchase and/ or redemption may be effected by the use of money or other property representing capital assets or borrowed money of the corporation, provided that, after the reduction of the capital stock is fully effected, the actual value of the assets of the corporation shall still exceed the amount of its debts and liabilities plus the amount of its capital stock as so reduced.

D.            Notwithstanding any other provisions of these articles, the corporation may purchase its own shares out of surplus available for dividends by the use of money or other property representing capital assets or borrowed money of the corporation, at such price and consideration , and for such purposes as may be deemed fitting and appropriate by a vote of a majority of the members of the Board of Directors of this corporation.

ARTICLE 5

BOARD OF DIRECTORS

A.            All of the corporate powers of this corporation shall, subject to the limitations, restrictions or reservations herein contained and such as may be provided in the bylaws, be vested in, and the business and affairs of this corporation shall be managed by, the Board of Directors. The number of directors shall be not less than three (3) nor more than eleven (11) as may be specified in the bylaws.

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B.            Directs need not be stockholders.

C.            Directors shall be elected annually at a general meeting of the stockholders to be held on the fourth Tuesday of November in each year, unless such day falls on a legal holiday, in which event said meeting shall be held on the next succeeding business day, unless or until otherwise provided by the bylaws.

D.            All such elections, and all other stockholders’ meetings, shall be held at such place, within or without the State of Louisiana, as may from time to time be fixed by the Board of Directors, subject to such restrictions, if any, as may be contained in the bylaws; and when not so fixed, at the registered office of the corporation. The holders of a majority of the number of outstanding shares, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders unless the presence or representation of a larger number shall be required by law or by these Articles, and in those cases the presence or representation of the number so required shall constitute a quorum .

E.            Except as otherwise provided herein or in a bylaw, written notice of the time, place and purpose of any stockholders’ meetings, shall be given to all the stockholders entitled to vote thereat not more than thirty (30) days nor less than ten (10) days prior to the day named for the meeting by placing same in the United States mail, postage prepaid, addressed to each such stockholder at his last known address, unless other and/or longer notice of any such meeting is required by law, in which case notice of such meeting shall also conform to the provisions of the law. No notice need be given to any stockholder not registered as such on the books of the corporation, or who became registered as such on or after the date upon which notice of a meeting of stockholders was mailed. A failure to elect directors on the date above specified shall not dissolve the corporation, nor impair its corporate existence or management, but the directors then in office shall remain in office until their successors shall have been duly elected and qualified.

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F.            A majority of the directors shall constitute a quorum for the transaction of any business, unless the bylaws provide that a larger or smaller number of directors shall be necessary to constitute a quorum.

G.            In furtherance and not in limitation of the powers conferred by the laws of the State of Louisiana, the Board of Directors is expressly authorized:

(a)	To make, alter, amend and repeal the bylaws of the corporation, including bylaws fixing the qualifications of the directors, and/or fixing and/or increasing their compensation, subject to the powers of the stockholders to change or repeal the bylaws so made.

(b)	To borrow money and to authorize and cause to be executed mortgages and other liens upon the real and personal property of the corporation.

H.            In addition to the powers and authority herein or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the express provisions of the laws of the State of Louisiana, or of these articles, and of the bylaws of the corporation.

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I.              In the absence of fraud, no contract or other transaction between the corporation and any other corporation or any individual or firm shall be in any way invalidated or otherwise be affected by the fact that one or more of the directors of the corporation are pecuniarily or otherwise interested in such contract or other transaction or are directors or officers of such other corporation or have an interest in such corporation or firm. Any director of the corporation, individually, or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided the fact that he, individually, or as a member of such firm or association in which he is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of the members thereof. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

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J.            Any director of the corporation may vote upon any contract or other transaction between the corporation and any parent or affiliated corporation, without regard to the fact that he is also a director or officer of such parent or affiliated corporation.

K.            Any contract, transaction or act of the corporation or of the Board of Directors or of any committee which shall be ratified by a majority of a quorum of the stockholders at any annual meeting or at any special meeting called for such purpose shall, except as otherwise specifically provided by law or by these Articles of Incorporation, be valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted shall not, of itself, be deemed in any way to render the same invalid nor deprive the directors of their right to proceed with such contract, transaction or act.

L.            Any director absent from a meeting of the Board of any committee thereof may be represented by any other director or stockholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director.

ARTICLE 6

AMENDMENTS

The Articles may be altered or amended in any particular whatsoever, including, but not limited to, the increase or reduction of the capital stock of the corporation, by the vote of the holders of two-thirds of the outstanding stock.

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ARTICLE 7

DISSOLUTION

A.            The corporation may be voluntarily dissolved on the vote of the holders of two-thirds of the outstanding stock.

B.            Except as otherwise specifically provided by law, whenever the corporation may be dissolved, either by limitation or from any other cause, its affairs shall be liquidated by one or more liquidators to be elected by the stockholders. The vote of the holders of a majority of outstanding stock present or represented at any meeting legally convened for such purpose shall be sufficient for such election.

ARTICLE 8

INCORPORATOR

The full name and post office address of the incorporator is as follows:

NAME	ADDRESS

K & B, Incorporated	K & B Plaza Lee Circle New Orleans, Louisiana 70130

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ARTICLE 9

REVERSIONS

Cash, property or shared dividends, shares issuable to shareholders in connection with a reclassification of stock and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease.

ARTICLE 10

ELIMINATION OF LIABILITY

The personal liability of a director or officer to the corporation or the shareholders for monetary damages for breach of fiduciary duty as a director or officer is hereby eliminated to the fullest extent allowed by the provisions of Louisiana Revised Statutes 12:24 (C) (4), as fully and completely as those said provisions were recited herein in full.

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THUS DONE AND PASSED at my office in the City of New Orleans, on the day, month and year first above written, in the presence of Susan Ruiz Branigan and Lisa J. Heller, competent witnesses, who have hereunto signed their names, together with the said appearers and me, Notary, after due reading of the whole.

WITNESSES:	K & B, INCORPORATED

/s/ Susan Ruiz Branigan	BY:	/s/ James J. Leblanc
JAMES J. LEBLANC, PRESIDENT INCORPORATOR

/s/ Lisa J. Heller

/s/ Brian Leftwich
BRIAN LEFTWICH
NOTARY PUBLIC

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Initial Report

of

K & B Services, Incorporated

State of Louisiana

Parish of Orleans

To:	The Secretary of State Baton Rouge, Louisiana

Complying with R.S. 1950, 12:101, Support Managers, Inc. hereby makes its initial report as follows:

Municipal Address or Location of its Registered Office:

K & B Plaza, Lee Circle

New Orleans, Louisiana 70130.

Name and Municipal Address or Location of Each Registered Agent:

Ronald J. Dyer

K & B Plaza, Lee Circle

New Orleans, Louisiana 70130

The undersigned accepts the designation as registered agent as pursuant to Act 769 of 1987.

I hereby accept the appointment of registered agent(s).

Registered agent:

/s/ Ronald J. Dyer
RONALD J. DYER
Sworn to and subscribed before me, this 14th day of October, 1992.

/s/ Brian Leftwich
BRIAN LEFTWICH

Names and Addresses of the First Directors (if selected when articles are filed)

NAME		ADDRESS
Sydney J. Besthoff, III (Chairman)		K & B Plaza
James J. LeBlanc (Vice Chairman)		Lee Circle
Charles Stich		New Orleans, Louisiana 70130
Walda Besthoff
Jac Stich
Virginia Besthoff
Valerie Marcus
Ronald J. Dyer
Jane Steiner

Dated at New Orleans, Louisiana on the 14th day of October, 1992.

K & B INCORPORATED

	BY:	/s/ James J. Leblanc
JAMES J. LEBLANC, PRESIDENT INORPORATOR

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This form prepared and furnished by Secretary of State	FEE FOR FILING-$20.00

NOTICE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND/OR CHANGE OF REGISTERED AGENT BY LOUISIANA CORPORATIONS
(R.S. 12:104 - R.S. 12:238)

Name of Corporation	K & B Services, Incorporated

Registered Office	8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

Name and Address of Registered Agent(s)

C T CORPORATION SYSTEM

8550 United Plaza Boulevard

Baton Rouge, Louisiana 70809

If the registered agent is changed, the new agent(s) must sign below before a notary public as required by Act 769 of 1987.

I hereby accept the appointment of registered agent.

New registered agent(s):

C T CORPORATION SYSTEM
/s/ Ann J. Williams	Sworn to and subscribed before me, this 17th day of September, 1997
Ann J. Williams	/s/ VickiAnn Owens
Assistant Vice President	VickiAnn Owens	Notary Public

[SEAL]

September 16, 1997	/s/ Elliot S. Gerson
Date	To be signed by President Vice-President, of Secretary

ELLIOT S. GERSON
SENIOR VICE-PRESIDENT

NOTICE OF NEW ADDRESS OF REGISTERED
AGENT FOR SERVICE OF PROCESS

Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236;1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.

The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.

Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.

I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva
Kenneth Uva, Vice President

Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington
Notary Public

LAUREL JEAN WELLINGTON Notary Public, State of New York No 01WE6035039 Qualified in Kings County Certificate Filed in New York County Commission Expires Dec. 20, 2009